UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

Medusa Style Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

Suite 210 - 580 Hornby Street
Vancouver, British Columbia
Canada V6C 3B6
(Address of principal executive offices)

(604) 687-6991
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01      Entry Into A Material Definitive Agreement

SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

       On February 5, 2007, we entered into a Letter of Intent with En2Go, Inc., Paul Fishkin, Tolga Katas and Christine Marie, collectively referred to “En2Go, Inc.”, whereby we agreed to complete an Agreement and Plan of Merger and Reorganization (the “Definite Agreement”) to acquire 100% of the outstanding equity securities of En2Go, Inc. subject to us:

1.     Completing a 3 new for 1 old reverse split of our common stock.

2.     Issuing 26,750,000 post-split restricted shares of common stock to the shareholders of En2Go, Inc. on a pro-rata basis of the shares held in En2Go, Inc.

3.     Transferring 10,750,000 post-split restricted shares of common stock currently held by Janis Douville, our past President and director.

4.     Completing a private placement of not less than $2,250,000 at a price of not less than $1.00 per share.

5.     Replacing our board of directors with individuals designated by En2Go, Inc.

       The Definitive Agreement is subject to En2Go, Inc. providing us with the following:

        1.    Confirmation of 100% of the shareholders of En2Go, Inc. approving and participating in the transaction.

        2.    Financial statements as required by Item 310 of Regulation SB of the United States Securities and Exchange Commission (“SEC”) in order to permit us to make the SEC filings required in respect of the purchase and sale of the shares.

The parties’ objective is to sign and close the Definitive Agreement on or about March 31, 2007 unless mutually agreed to in writing by all parties.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of February 2007.

MEDUSA STYLE CORPORATION

By:   BRUCE SCHMIDT
        Bruce Schmidt, President, Principal Executive Officer, and sole member of the Board of Directors